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                                                                    Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants with respect to Chicago Bridge & Iron Company N.V. and Subsidiaries, we hereby consent to the incorporation of our reports addressed to the Shareholders and the Supervisory Board of Chicago Bridge & Iron Company N.V. in respect of the December 31, 1999 and 1998 consolidated balance sheets, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years ended December 31, 1999, incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 333-24443, 333-24445, 333-33199, 333-39975 and 333-87081).

It should be noted that we have not made an examination of any financial statements of Chicago Bridge & Iron Company N.V. and Subsidiaries as of any date or for any period subsequent to December 31, 1999, the date of the latest financial statements covered by our report.


/s/ Arthur Andersen

Amsterdam, The Netherlands
March 24, 2000


          REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON THE SUPPLEMENTAL
                  SCHEDULE TO CONSOLIDATED FINANCIAL STATEMENTS

To the Shareholders and the Supervisory Board of Chicago Bridge &
Iron Company N.V.:

We have audited in accordance with generally accepted auditing standards in the United States the consolidated financial statements of CHICAGO BRIDGE & IRON COMPANY N.V. (a Netherlands corporation) and SUBSIDIARIES, included in the Company's 1999 Annual Report to Shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated February 9, 2000. Our audits were conducted for the purpose of forming an opinion on those statements taken as a whole. Supplemental Schedule V. (the "Schedule") to the consolidated financial statements included on page 20 of this Form 10-K is the responsibility of the Company's management. The Schedule is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The Schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Arthur Andersen

Amsterdam, The Netherlands
February 9, 2000